UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 1, 2009
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5:02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits

SIGNATURES
EXHIBIT INDEX

EX-99.1 Press Release dated October 1, 2009

Item 5:02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     O’Charley’s Inc. (the “Company”) has named Wilson Craft Concept President of O’Charley’s Restaurants. Mr. Craft, 56, joins the Company after serving most recently as President and Chief Executive Officer of Famous Dave’s of America. Prior to Famous Dave’s, he served for three years as Executive Vice President of Operations for Longhorn Steakhouse, when it was part of RARE Hospitality International, and subsequent to its acquisition by Darden Restaurants. Mr. Craft spent 21 years with Brinker International, where he served as the President of Chili’s Grill and Bar, President of Big Bowl Asian Kitchen, and in a number of other senior operating positions.
     The Company has agreed to pay Mr. Craft an annual base salary of $445,000. The target annual incentive bonus for Mr. Craft’s position is 70% of his base salary. Mr. Craft will be eligible to receive an annual incentive bonus for fiscal 2009, pro-rated for the portion of the year actually worked, based on the satisfaction of certain performance criteria established by the Company’s Compensation and Human Resources Committee. The Company has agreed that Mr. Craft’s bonus for 2009 will be guaranteed at 50% of his annual target bonus, pro-rated for the portion of the year actually worked. The Company has also agreed to provide Mr. Craft with an annual car allowance of $25,000 and he will be eligible to receive management-level employee benefits. In addition, the Company has agreed, subject to limitations, to pay for or reimburse Mr. Craft for his costs (on an after tax basis) to relocate to the Nashville area.
     The Company has also agreed to make certain severance payments to Mr. Craft in the event his employment is terminated without cause or he terminates employment with good reason. If such a termination occurs, Mr. Craft will be entitled to (i) salary continuation for a period of 12 months; (ii) payments over 12 months equal in the aggregate to the greater of his target bonus for the fiscal year in which termination occurs or 70% of his base salary; and (iii) continuation of management level employee benefits for a period of 12 months. Additionally, following a change in control of the Company, Mr. Craft will be entitled to certain benefits if his employment is terminated in the 18 months following such change in control other than for cause or good reason. In the event of such termination, Mr. Craft will receive as severance pay an amount equal to the sum of (i) 150% of the average of the aggregate annual salary paid to him by the Company during the three calendar years preceding the change in control and (ii) 150% of the highest bonus compensation paid to him for any of the three calendar years preceding the change in control.
     The terms of Mr. Craft’s employment will be set forth in an employment agreement that, consistent with those of other members of the Company’s senior management, will have an initial term that expires on March 2, 2012.
     In connection with his hiring, the Company has also agreed to grant Mr. Craft 150,000 non-qualified stock options at an exercise price equal to fair market value on the grant date. All of these options will vest on February 10, 2012 and expire on February 10, 2015, consistent with awards made to other members of the Company’s senior management. The option award constitutes an inducement award under NASDAQ Stock Market Rule 5635(c)(4).

Item 7.01. Regulation FD Disclosure.
     On October 1, 2009, the Company issued a press release announcing that Wilson L. Craft has been named Concept President of O’Charley’s Restaurants. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
99.1	Press Release dated October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer and Treasurer

Date: October 1, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 1, 2009